UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2011
American Superconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 842-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On December 8, 2011, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders at which the Company’s stockholders took the following actions:
          1. The Company’s stockholders elected the following directors to its board:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Vikram S. Budhraja	22,406,303	964,352
Peter O. Crisp	22,382,108	988,547
Richard Drouin	22,389,271	981,384
Pamela F. Lenehan	22,454,995	915,660
Daniel P. McGahn	22,472,057	898,598
David R. Oliver, Jr.	22,039,897	1,330,758
John B. Vander Sande	21,966,085	1,404,570
John W. Wood, Jr.	22,036,717	1,333,938
There were 20,015,658 broker non-votes for each director.
          2. The Company’s stockholders voted to approve an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 by a vote of 35,474,467 shares of common stock for, 7,381,020 shares of common stock against and 530,826 shares of common stock abstaining.
          3. The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 41,862,059 shares of common stock for, 1,242,089 shares of common stock against and 282,165 shares of common stock abstaining.
          4. The Company’s stockholders voted, on an advisory basis, to approve the executive compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules by a vote of 22,279,809 shares of common stock for, 734,674 shares of common stock against and 356,172 shares of common stock abstaining. There were 20,015,658 broker non-votes on this matter.
          5. The Company’s stockholders voted, on an advisory basis, for a frequency of 3 Years for future executive compensation advisory votes by a vote of 6,432,590 shares of common stock for 1 Year, 535,494 shares of common stock for 2 Years, 15,901,232 shares of common stock for 3 Years and 501,339 shares of common stock abstaining. There were 20,015,658 broker non-votes on this matter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION
Date: December 8, 2011	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer